United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 18, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

            Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Definitive Material Agreement

On November 18, 2021, Communications Systems, Inc. (“CSI” or the “Company”) entered into a purchase agreement (“Purchase Agreement”) with Buhl Investors LLC, a Minnesota limited liability company, or its affiliated assignee (“Buyer”) for the sale of the Company’s headquarters building (“the Building”) located at 10900 Red Circle Drive, Minnetonka, Minnesota, for $6.8 million.

The Building includes the Company’s corporate administrative offices, as well as some operations of the Company’s JDL Technologies and Ecessa businesses within its Services & Support operating segment. The Building also supports business operations CSI is performing under the transition services agreement it entered into with Lantronix, Inc. (Nasdaq: LTRX) following the sale of its Transition Networks and Net2Edge businesses to Lantronix on August 2, 2021.

The closing of the transaction is subject to a number of closing conditions, including the Buyer’s ability to complete due diligence within 90 days, the Buyer’s ability to obtain regulatory approval for its intended use of the property as a multi-tenant office building, as well as CSI and the Buyer negotiating and entering a lease agreement under which CSI or an affiliated company would lease a portion of the space within the building, as described below.

The parties are negotiating the terms of a lease that would include net rent in the amount of $16.50 psf, escalating at 3% per annum, an initial term of 60 months, and $35.00 psf in tenant improvement allowances (the “Post-Closing Lease”). The execution and delivery of the Post-Closing Lease is an integral condition to closing and the failure to do so on or before the closing will result in Buyer’s ability to terminate the Purchase Agreement and the right to the return of any earnest money deposit made by Buyer.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

If the sale proceeds, the Company currently expects the transaction to close within the first quarter of 2022.

On November 22, 2021, the Company issued a press release about its entry into the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Form 8-K.

Exhibit Number	Exhibit
10.1	Purchase Agreement dated November 18, 2021, between Communications Systems, Inc. and Buhl Investors LLC, a Minnesota limited liability company, or its affiliated assignee with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota.
99.1	Communications Systems, Inc. Press Release dated November 22, 2021, about entry into Purchase agreement with respect to property at 10900 Red Circle Drive, Minnetonka, Minnesota.

Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits to the Purchase Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: November 23, 2021

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